UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments

        On March 11, 2005, First Bancshares, Inc., the holding company for First Home Savings Bank, announced that the Bank determined that there have been potentially adverse developments with respect to impaired loans outstanding to its largest substandard borrower. Based on developments in the Chapter 11 bankruptcy of the borrower, which was previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on June 21, 2004, the Bank wrote off a portion of the debt. The write-off lowered the total amounts outstanding under the loans from $1.8 million to $1.6 million which decreased the Bank's reserve allocation from $450,000 to $265,000. The total amount of outstanding loans of $1.6 million has been placed on non-accrual status indicating that the Bank does not anticipate the ability to collect all or a part of the interest due on the loans. The Bank has received information from the borrower regarding possible draws on letters of credit of up to $755,000 that may cause the reserve allocation of $265,000 to be increased significantly because there is no additional collateral available. The amount of increase and the effect this development will have on the earnings of FirstBancshares cannot be determined at this time.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1       Press Release of First Bancshares, Inc. dated March 11, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCSHARES, INC.

Date: March 11, 2005	By: /s/ Charles W. Schumacher
Charles W. Schumacher
Chairman, President and Chief Executive Officer

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Exhibit 99.1

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Press Release Dated March 11, 2005

Mountain Grove, Missouri (March 11, 2005) - Charles W. Schumacher, President and Chairman of the Board of First Bancshares, Inc. (NASDAQ - FstBksh: FBSI) and Chairman of the Board of its subsidiary, First Home Savings Bank, announced that the Bank determined that have been potentially adverse developments with respect to impaired loans to its largest substandard borrower. Based on developments in the Chapter 11 bankruptcy of the borrower which was previously disclosed in a press release dated June 21, 2004, the Bank wrote off a portion of the debt. The write-off lowered the total amounts outstanding under the loans from $1.8 million to $1.6 million which decreased the Bank's reserve allocation from $450,000 to $265,000. The total amount of outstanding loans of $1.6 million has been placed on non-accrual status indicating that the Bank does not anticipate the ability to collect all or a part of the interest due on the loans. The Bank has received information from the borrower regarding possible draws on letters of credit of up to $755,000 that may cause the reserve allocation of $265,000 to be increased significantly because there is no additional collateral available. The amount of increase and the effect this development will have on the earnings of First Bancshares cannot be determined at this time.

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